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                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 1996

                              FWB Bancorporation
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                (Exact name of registrant as specified in its charter)



      Maryland                       0-16187                 52-1332050
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(State or other jurisdiction       (Commission file       (IRS Employer
of incorporation)                   number)               Identification Number)



7535 Old Georgetown Road Bethesda, Maryland    20814
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(Address of Principal Executive Offices)     (Zip Code)



Registrant's telephone number, including area code:  (301) 770-1300
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Item 5. Other Events.
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         On December 20, 1996, FWB Bancorporation ("Bancorp"), and its wholly owned commercial bank subsidiary, FWB Bank (the "Bank") entered into an agreement (the "Agreement") with United Payors & Providers, a Maryland Corporation ("UP&UP"), Rockville, Maryland. The Agreement has an initial term extending through October 31, 2001, and is subject to extension. Under the Agreement, among other things, (a) the Bank with the assistance of UP&UP agrees to establish a credit card program with the assistance of UP&UP for persons covered by certain health insurance companies; (b) the Bank agrees to extend credit under the credit card program to such persons subject to the Bank's credit determinations; (c) UP&UP grants a limited, exclusive license to use trademarks acquired by UP&UP for use in the credit card program; (d) the Bank agrees to provide compensation to UP&UP based upon credit card receivables on the books of the Bank under the credit card program; and (e) UP&UP agrees to purchase, and Bancorp agrees to sell, newly issued shares of Bancorp common stock, par value $0.10 per share, for a total investment of up to $1.5 million. The Agreement calls for UP&UP to purchase 106,666 shares of such common stock for a cash payment of $500,000, or $4.6875 per share, following receipt by the Bank of a VISA/Mastercard license and certain approvals of the credit card program. Following their issuance, such 106,666 shares would represent approximately 2.65 percent of the Company's outstanding common stock, based upon the 3,925,499 shares outstanding at December 20, 1996. Additional investments in common stock, up to the $1.5 million maximum total investment, would be made at the average market price of the stock for the thirty days prior to such purchases, with the amount of such additional investments, if any, based upon the levels of credit card receivables on the books of the Bank under the credit card program. For additional information, see the Agreement filed as Exhibit
10.1 hereto.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
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(a)      Financial Statements. Not applicable.
(b)      Pro Forma Financial Information.  Not applicable.

(c) Exhibit 10.1-Agreement, dated December 20, 1996, by and among FWB Bancorporation, FWB Bank, and United Payers & United Providers, a Maryland corporation.

                                                    Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FWB Bancorporation

                                        By:    /s/ Steven K. Colliatie
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                                        Steven K. Colliatie, President

Dated : January 15, 1997